Exhibit 99.1
Independent Auditors’ Report
To the Board of Directors and Shareholders of
Applied Energy Management, Inc. and Subsidiaries
Charlotte, North Carolina
We have audited the accompanying consolidated balance sheets of Applied Energy Management, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations and shareholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Applied Energy Management, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ BDO SEIDMAN, LLP
Chicago, Illinois
August 14, 2008

Applied Energy Management, Inc.
and Subsidiaries
Consolidated Balance Sheets

December 31,	2007	2006

Assets

Current assets:
Cash	$2,493	$2,327
Accounts receivable (Note 3):
Trade, net of allowance for doubtful accounts of $281,000 and $55,000, respectively	7,171,935	9,624,820
Retainage	2,520,102	1,066,028
Costs and estimated earnings in excess of billings on uncompleted contracts (Note 2)	1,712,875	743,268
Prepaid expenses and other	154,850	286,348

Total current assets	11,562,255	11,722,791

Property, plant and equipment, net (Note 1)	629,991	694,259

Deposits	35,849	23,213

Goodwill	357,623	357,623

Total assets	$12,585,718	$12,797,886

Applied Energy Management, Inc.
and Subsidiaries
Consolidated Balance Sheets

December 31,	2007	2006

Liabilities and Shareholders’ Deficit

Current liabilities:
Bank overdraft	$10,345	$518,442
Line-of-credit (Note 3)	2,410,978	1,300,571
Current portion of notes payable (Note 4)	208,051	476,787
Current portion of capital lease obligations (Note 7)	51,766	34,727
Account payable:
Trade	6,195,806	6,586,442
Retainage	598,116	184,811
Accrued expenses	624,174	312,855
Billings in excess of costs and estimated earnings on uncompleted contracts (Note 2)	2,607,133	1,471,096

Total current liabilities	12,706,369	10,885,731

Notes payable, net of current portion (Note 4)	487,245	1,488,485

Capital lease obligations (Note 7)	47,425	77,323

Notes payable to related party (Note 5)	1,422,390	1,418,727

Total liabilities	14,663,429	13,870,266

Commitments (Notes 2, 3, 4, 5 and 7)

Shareholders’ deficit:
Common stock, no par value, 1,495 shares authorized, 1,495 and 1,375 shares issued and outstanding as of December 31, 2007 and 2006, respectively (Note 8)	228,210	162,250
Additional paid-in-capital	1,273,198	1,273,198
Accumulated deficit	(3,579,119)	(2,507,828)

Total shareholders’ deficit	(2,077,711)	(1,072,380)

Total liabilities and shareholders’ deficit	$12,585,718	$12,797,886

See accompanying independent auditors’ report, summary of significant accounting policies and notes to consolidated financial statements.

Applied Energy Management, Inc.
and Subsidiaries
Consolidated Statements of Operations

Years Ended December 31,	2007	2006

Revenues	$40,899,866	$28,788,170

Cost of revenues	32,080,602	21,783,846

Gross profit	8,819,264	7,004,324

Selling, general and administrative expenses	9,234,396	7,389,982

Loss from operations	(415,132)	(385,658)

Other expense:
Interest expense	505,571	374,994
Other	13,491	1,391

Total other expense	519,062	376,385

Net loss	$(934,194)	$(762,043)

See accompanying independent auditors’ report, summary of significant accounting policies and notes to consolidated financial statements.

Applied Energy Management, Inc.
and Subsidiaries
Consolidated Statements of
Shareholders’ Deficit

Total
Shareholders’
Deficit

Balance, January 1, 2006	$(300,760)

Net loss	(762,043)

Shareholder distributions	(9,577)

Balance, December 31, 2006	(1,072,380)

Net loss	(934,194)

Stock Compensation	65,960

Shareholder distributions	(137,097)

Balance, December 31, 2007	$(2,077,711)

See accompanying independent auditors’ report, summary of significant accounting policies and notes to consolidated financial statements.

Applied Energy Management, Inc.
and Subsidiaries
Consolidated Statements of Cash Flows

Years Ended December 31,	2007	2006

Cash flows from operating activities:
Net loss	$(934,194)	$(762,043)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for bad debt	225,675	47,344
Depreciation and amortization	234,034	198,358
Stock compensation	65,960	—
Loss on disposal of property	4,193	—
Change in:
Accounts receivable	773,136	(4,667,780)
Costs and estimated earnings in excess of billings	(969,607)	(546,777)
Deposits	(12,636)	(3,530)
Prepaid expenses and other assets	131,498	374,933
Accounts payable	22,669	2,668,119
Billings in excess of costs and estimated earnings	1,136,037	1,239,368
Accrued expenses and other liabilities	(196,778)	464,381

Net cash provided by (used in) operating activities	479,987	(987,627)

Cash flows from investing activities:
Purchases of property and equipment	(238,258)	(274,049)
Proceeds from disposal of property	64,299	—

Net cash used in investing activities	(173,959)	(274,049)

Cash flows from financing activities:
Increase (decrease) in line-of-credit, net	1,110,407	(824,000)
Principal payments on notes payable and capital lease obligations	(1,282,835)	(519,826)
Proceeds from notes payable	—	784,507
Proceeds from capital lease obligations	—	38,648
Proceeds from related party notes payable	3,663	920,548
Distributions to stockholders	(137,097)	(9,577)

Net cash (used in) provided by financing activities	(305,862)	390,300

Net increase (decrease) in cash	166	(871,376)

Cash, beginning of year	2,327	873,703

Cash, end of year	$2,493	2,327

Applied Energy Management, Inc.
and Subsidiaries
Consolidated Statements of Cash Flows

Years Ended December 31,	2007	2006

Supplemental information:
Cash payments for interest	$488,013	$375,608
Cash payments for income taxes	$8,925	$15,071

See accompanying independent auditors’ report, summary of significant accounting policies and notes to consolidated financial statements.

Applied Energy Management, Inc.
and Subsidiaries
Summary of Significant Accounting Policies

Operations	Applied Energy Management, Inc. (the “Company”) is a design build energy efficiency contractor focused primarily on serving energy services companies (“ESCOs”) throughout the United States. The Company offers development and construction solutions in areas of energy efficiency and environmental sustainability. On a national scale, the Company. provides mechanical, lighting, and water conservation project development and construction. One of the key components of the Company’s delivery infrastructure is regionally based Mechanical, Electrical, and Plumbing (“MEP”) companies. The Company. self-performs design build and bid specification construction services to major markets on the East Coast. In addition, the Company provides mechanical system maintenance services to its clients.

Principles of Consolidation	The consolidated financial statements include the accounts of the Company, its eight wholly-owned subsidiaries, and the variable interest entities discussed below.

Variable Interest Entities	The Company has evaluated its contractual and economic relationships with Performance Electric, Inc. and Performance Plumbing Services, Inc. (the “Affiliated Businesses”) in accordance with FASB Interpretation No. 46R (“FIN 46R”), and has concluded that the Affiliated Businesses are variable interest entities (“VIEs”) for purpose of FIN 46R. The Affiliated Businesses are entities under common ownership which provide services similar to the Company. Applied Energy Management, Inc has also concluded that it is the primary beneficiary of the Affiliated Businesses for purposes of FIN 46R, in that Applied Energy Management, Inc. absorbs a majority of the VIEs expected losses, receives a majority of the VIEs expected residual returns, or both, as a result of contractual or other financial interests in the Affiliated Businesses. Accordingly, Applied Energy Management, Inc. is consolidating the assets, liabilities, equity and financial results of the Affiliated Businesses in the Company’s consolidated financial statements.

In connection with the Company’s consolidation of the Affiliated Businesses for financial reporting purposes, all intercompany revenues, receivables and payables with the Affiliated Businesses are eliminated upon consolidation of the Affiliated Businesses.

Applied Energy Management, Inc.
and Subsidiaries
Summary of Significant Accounting Policies

For the year ended December 31, 2007, total net revenues of the VIE’s were $3,967,102, total expenses were $4,093,055, resulting in a net loss of $(125,903). As of December 31, 2007, total assets of the VIE’s were $28,144; total liabilities were $271,355, resulting in stockholders’ deficit totaling $(243,211).

For the year ended December 31, 2006, total net revenues of the VIE’s were 2,503,281, total expenses were $2,359,851, resulting in net income of $143,430. As of December 31, 2006, total assets of the VIE’s were $124,243; total liabilities were $241,511, resulting in stockholders’ deficit totaling $(117,308).

Use of Estimates	The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

Cash	The Company maintains cash deposits with financial institutions that at times may exceed federally insured limits.

Accounts Receivable	The Company extends credit to its customers. By their nature, accounts receivable involve risk, including the credit risk of nonpayment by the customer. The Company maintains allowances of approximately $281,000 and $55,000 as of December 31, 2007 and 2006, respectively, which management believes are adequate to absorb estimated losses to be incurred in realizing the recorded amounts of its accounts receivable. These allowances are determined by management through a specific identification process. Accounts receivable are considered past due based on contractual and invoice terms. Accounts deemed uncollectible are charged directly to bad debt expense or against the allowance, as applicable.

Applied Energy Management, Inc.
and Subsidiaries
Summary of Significant Accounting Policies

Income on Construction Contracts	Revenues from construction contracts are recognized on the percentage of completion method, measured by the percentage of costs incurred to date to total estimated contract costs, including all direct material, equipment, and labor costs and indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts, if any, are made in the period in which such losses are determined. Unanticipated changes in job performance, job conditions and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Due to the inherent uncertainties in estimating total contract costs, it is possible that certain estimates used will be revised in the future, and such revisions could be material.

Surety Bonds	In connection with its normal construction activities, the Company may be required to obtain surety bonds as a condition of the contracts. The surety issuing the bonds has recourse against the Company’s assets in the event the surety is required to honor the bonds. As of December 31, 2007, the Company had outstanding surety bonds on certain contracts in progress with contract amounts totaling approximately $34,477,000 and estimated costs to complete totaling approximately $4,911,000.

Property, Plant and Equipment	Property, plant and equipment are recorded at cost. Depreciation and amortization are provided over the estimated useful lives of the related assets using both straight-line and accelerated methods.

The estimated useful lives of property, plant and equipment are as follows:

Equipment	5-7 years
Furniture and fixtures	7 years
Vehicles	5 years
Software	3 years
Leasehold improvements	Lesser of lease term or useful life (3-15 years	)

Applied Energy Management, Inc.
and Subsidiaries
Summary of Significant Accounting Policies

Goodwill	The Company accounts for its goodwill in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”). Accordingly, the Company does not amortize goodwill, but rather assesses it for impairment annually. As of December 31, 2007, the Company had completed its annual testing of goodwill in accordance with SFAS No. 142 and determined that the estimated fair value of goodwill exceeds the related carrying amount.

Long-Lived Assets	The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with the provisions of statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of property and equipment and intangibles, in relation to operating performance. No impairment existed as of December 31, 2007.

Advertising	The Company expenses the cost of advertising as incurred.

Income Taxes	Under the provisions of the Internal Revenue Code, the Company has elected to be taxed as an “S” corporation for federal income tax purposes. Under such election, the Company’s taxable income or loss and tax credits are passed through to the individual stockholders for inclusion in their respective individual income tax returns. The Company continues to be a taxable corporation in certain states and is subject to income tax on income earned in those states.

Applied Energy Management, Inc.
and Subsidiaries
Notes to Consolidated Financial Statements

1. Property, Plant and Equipment	Property, plant and equipment consists of the following:

December 31,	2007	2006

Equipment	$637,616	$564,311
Furniture and fixtures	80,510	59,677
Vehicles	546,962	623,267
Software	199,684	191,051
Leasehold improvements	32,245	11,358

	1,497,017	1,449,664

Less: accumulated depreciation and amortization	(867,026)	(755,405)

Property, plant and equipment, net	$629,991	$694,259

2. Contracts in Progress	Information with respect to contracts in progress is summarized as follows:

December 31,	2007	2006

Accumulated costs on uncomplete contracts	$27,084,028	$13,513,139
Estimated earnings thereon	5,502,410	2,216,162

Total	32,586,438	15,729,301

Less: billings to date	(33,480,696)	(16,457,129)

Remainder	$(894,258)	$(727,828)

Applied Energy Management, Inc.
and Subsidiaries
Notes to Consolidated Financial Statements

The remainder referred to above is included in the accompanying balance sheets as follows:

December 31,	2007	2006

Costs and estimated earnings in excess of billings on uncompleted contracts	$1,712,875	$743,268

Billings in excess of costs and estimated earnings on uncompleted contracts	(2,607,133)	(1,471,096)

Total	$(894,258)	$(727,828)

3. Line-of-Credit	The Company has a line of credit agreement with a bank that allows for borrowings up to a maximum of the lesser of $4,000,000 or 75% of eligible accounts receivable, as defined. The line is collateralized by substantially all of the Company’s assets and is guaranteed by the Company’s majority stockholder. The line of credit bears interest at Prime (7.25% at December 31, 2007) plus 1.0%. Provisions of the line of credit agreement require the Company to maintain a fixed charge coverage ratio of not less than 1.40 to 1.00, and maintain a ratio of total liabilities to tangible net worth of 3.25 to 1.00. As of December 31, 2007, the Company was in violation of the line of credit agreement for not maintaining the required fixed charge coverage ratio or the required total liabilities to tangible net worth ratio. In connection with the acquisition of the Company by Lime Energy Co. as discussed in Note 11, the line of credit was restructured into two revolving promissory notes, which provide for maximum borrowings of $2,115,775 and $2,228,775, respectively. The $2,115,775 revolving promissory note is secured by a certificate of deposit pledged by one of the former stockholders of the Company, and bears interest at the Prime rate (5.00% as of June 30, 2008). The $2,228,775 revolving promissory note is secured by all of the assets of the Company and bears interest at Prime plus 1.0%. The $2,228,775 revolving note allows for borrowings up to a maximum of the lesser of $2,228,775 or 60% of eligible accounts receivable, as defined. Provisions of the loan agreements require the Company to meet a tangible net worth covenant as measured on July 31, 2008. Both notes mature on October 31, 2008.

Applied Energy Management, Inc.
and Subsidiaries
Notes to Consolidated Financial Statements

The Company also has an unsecured line of credit agreement with the same bank that allows for borrowing up to a maximum of $84,000. The line expires in December 2008, subject to renewal. The line of credit bears interest at Prime plus 0.75%. The balance of this line of credit as of December 31, 2007 and 2006 was $84,000.

4. Notes Payable	Notes payable consist of the following:

December 31,	2007	2006

Note payable to a bank, cross- collateralized with the line-of-credit agreement referred to in Note 4 and guaranteed by the majority stockholder and a company under common ownership, due in monthly installments of $15,286, including interest at 8.25% through February 2011	$516,805	$1,623,125

Note payable to an individual, due in monthly installments of $1,000, including interest at Prime plus 1% (8.25% as of December 31, 2007) through April 2010 with a final balloon payment due in May 2010 for any unpaid principal and interest	80,163	87,479

Term notes payable requiring quarterly payments of principle and interest from 10.9% to 12.4%; the notes are unsecured; notes matured November 2007	—	46,743

Two notes payable to an individual, due in monthly installments of $680, including interest from 4.99% to 5.65% through December 2009	12,213	19,555

Applied Energy Management, Inc.
and Subsidiaries
Notes to Consolidated Financial Statements

December 31,	2007	2006

Various notes payable to financial institutions, collateralized by vehicles, due in monthly installments totaling $4,015, including interest at rates that vary from 8.25% to 8.99% through Aug-12	86,115	188,370

Total	695,296	1,965,272
Less: current portion	(208,051)	(476,787)

Long-term portion	$487,245	$1,488,485

As of December 31, 2007, scheduled principal maturities of the above notes payable were as follows:

2009	$187,114
2010	235,342
2011	60,149
2012	4,640

Total	$487,245

5. Notes Payable—Related Party	The Company has two notes payable to an entity owned by a stockholder. The first loan had a balance of $422,390 and $418,727 as of December 31, 2007 and 2006, respectively. Interest is payable monthly at the current prime rate. Interest expense on this loan was approximately $34,000 and $32,000 for the fiscal years ended December 31, 2007 and 2006, respectively. Principal payments are due when the Company meets certain financial performance targets as defined, but no later than September 2010. The second loan had a balance of $1,000,000 as of December 31, 2007 and December 31, 2006. Interest is payable monthly at a fixed rate of 9.25%. Interest expense on this loan was $92,500 for each of the fiscal years ended December 31, 2007 and 2006. Principal payments are due when the Company meets certain financial performance targets as defined, but no later than October 2012. The principal payments on both notes payable are subordinated in all respects to the secured bank line of credit and note payable referred to in Notes 4 and 5.

Applied Energy Management, Inc.
and Subsidiaries
Notes to Consolidated Financial Statements

6. Related Party Transaction	The Company rents office space from an entity owned by the majority stockholder. Rent expense incurred under this lease totaled $66,229 and $57,307 for the year ended December 31, 2007 and 2006, respectively. As of December 31, 2007, future minimum lease payments under related party long term leases were:

Years Ended December 31,	Amount

2008	$62,185
2009	64,672
2010	21,837

Total	$148,694

7. Lease Commitments	The Company leases office space, office equipment and various vehicles under operating leases that expire at various dates through March 2013. Rent expense related to the operating leases was approximately $563,000 and $597,000 for the years ended December 31, 2007 and 2006, respectively. In addition, the Company leases certain vehicles and financial software under capital leases. The capitalized cost for the equipment under capital leases was $199,684 and $191,052 as of December 31, 2007 and 2006, respectively. The accumulated amortization for the equipment under capital leases was $135,413 and $77,983 as of December 31, 2007 and 2006, respectively.

Applied Energy Management, Inc.
and Subsidiaries
Notes to Consolidated Financial Statements

As of December 31, 2007, future minimum lease payments under long-term leases (including the related party lease referred to in Note 6) were:

Years Ended December 31,	Capital	Operating

2008	$59,440	$529,683
2009	51,553	525,924
2010	1,288	339,314
2011	—	181,380
2012	—	131,972
Thereafter	—	32,800

Total	112,281	$1,741,073

Less: amount representing interest	(13,090)

Present value of net minimum lease payments	99,191

Less: current portion	(51,766)

Long-term portion	$47,425

8. Shareholders’ Deficit	In 2007, the Company issued a total of 120 shares of common stock to officers of the Company. The Company recorded compensation expense of $65,960 in 2007 for the fair value of these shares which vested immediately.

Pursuant to the terms of a stockholders’ agreement, there are certain restrictions on the sale of the Company’s outstanding common stock. Such restrictions generally require that the other stockholders be given the first right of refusal on the sale of the stock before it can be sold to a third party. The agreement also provides the purchase price terms that the stockholders should use when exchanging shares.

Applied Energy Management, Inc.
and Subsidiaries
Notes to Consolidated Financial Statements

9. Defined Contribution Plan	The Company has a defined contribution plan that covers all employees who meet certain eligibility requirements. Company contributions to the plan are discretionary as determined by the Company’s management. Company contributions to this plan totaled $87,011 and $53,941 for the years ended December 31, 2007 and 2006, respectively.

10. Concentration	The Company had two major customers in 2007 and 2006, revenues from each of which exceeded 10% of the Company’s total contract revenue. Revenue from these customers totaled $24,399,294 and $13,022,543 for the years ended December 31, 2007 and 2006, respectively. As of December 31, 2007 and 2006, accounts receivable outstanding from these customers totaled $4,702,806 and $5,948,723, respectively.

11. Subsequent Event	In June 2008, Lime Energy Co. acquired all of the capital stock of the Company for $3.5 million in cash and 882,725 shares of Lime Energy Co. common stock.